Exhibit 1.1

                                 [Common Stock]

                             UNDERWRITING AGREEMENT


[Date]



To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto
[Address]

Ladies and Gentlemen:

     Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), __________ shares (the "Initial Shares") of the Company's common stock (the "Common Stock"). Such Initial Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are listed in
Schedule II opposite the name of each Underwriter. The Company also grants to the Underwriters, severally and not jointly, the option described in Section 2(c) to purchase up to _____ additional shares (the "Option Shares"; together with the Initial Shares, the "Shares") of Common Stock to cover over-allotments. The Common Stock is described more fully in the Final Prospectus, referred to below. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, each shall be deemed to refer to such firm or firms.

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-_____), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended through the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Act is herein called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus included in the Registration Statement at the time it is declared effective as described in Rule 430A of the Regulations. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

          (b) Each preliminary prospectus and the Prospectus, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. At the time of the effectiveness of the Registration Statement or the effectiveness of any Rule 462(b) Registration Statement and any post-effective amendment thereto, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied (and, in the event of any of the aforementioned filings that may occur in the future will, at the time of such filing(s), comply) in all material respects with the applicable provisions of the Act and the Regulations, did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The documents which are incorporated by reference in any preliminary prospectus or the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act and the Rules and Regulations or the Exchange Act and the rules and regulations thereunder, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations thereunder, as applicable. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any preliminary prospectus or, to the knowledge of the Company, instituted proceedings for that purpose.

          (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and engage in the business in which it is engaged or in which it proposes to engage as described in the Registration Statement, the preliminary prospectus and the Prospectus. The Company is duly registered and qualified to do business as a foreign corporation in good standing in each jurisdiction where the character, location, ownership or leasing of its properties (owned, leased or licensed) or the nature or conduct of its business requires such registration or qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on or affecting the business, operations, assets, properties, condition (financial or other), stockholders' equity, prospects or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          (d) The Company has no subsidiaries (as defined in the Regulations) other than an unconsolidated subsidiary, Medizyme Pharmaceuticals Ltd., a Bermuda exempted limited liability company (the "Unconsolidated Subsidiary"), in which the Company holds an 80.1% equity stake but less than a majority interest in voting power. The Company does not own or control, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association, or other entity other than the Unconsolidated Subsidiary and Atugen AG ("Atugen"), in which it holds a 31.6% equity stake. All the outstanding shares of capital stock or membership interests of the Unconsolidated Subsidiary or Atugen owned by the Company have been duly and validly authorized and issued and are fully paid and nonassessable and, except as described in the Registration Statement, the preliminary prospectus and the Prospectus, are free and clear of any security interest, pledge, claim (legal or equitable), lien, charge, equity, mortgage, encumbrance or other restriction (each a "Lien"), stockholders' agreements, voting trusts or defects of title. The Unconsolidated Subsidiary has been duly organized and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate its properties and conduct the business in which it is engaged or in which it proposes to engage. The Unconsolidated Subsidiary is duly registered and qualified as a foreign corporation in good standing in each jurisdiction where the character, location, ownership or leasing of its properties or the nature or conduct of its business requires such registration or qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Except as described in the Registration Statement, the preliminary prospectus and the Prospectus, the Unconsolidated Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company or any other subsidiary of the Company. All the outstanding shares of capital stock of Atugen owned by the Company have been duly and validly authorized and issued and are fully paid and nonassessable and, except as described in the Registration Statement, the preliminary prospectus and the Prospectus, are free and clear of any Liens, stockholders' agreements, voting trusts or defects of title. Atugen has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate its properties and conduct the business in which it is engaged or in which it proposes to engage. Atugen is duly registered and qualified as a foreign corporation in good standing in each jurisdiction where the character, location, ownership or leasing of its properties or the nature or conduct of its business requires such registration or qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Except as described in the Registration Statement, the preliminary prospectus and the Prospectus, Atugen is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company or any other subsidiary of the Company.

          (e) Ernst & Young LLP, the accountants who have expressed their opinion with respect to the financial statements (including the related notes and supporting schedules) of the Company filed with the Commission as a part of the Registration Statement, the preliminary prospectus and the Prospectus, are, with respect to the Company and the Unconsolidated Subsidiary, independent public accountants as required by the Act and the Exchange Act.

          (f) As of the date hereof, the Company has an authorized capitalization as set forth in the Registration Statement, the preliminary prospectus and the Prospectus and there has been no material change in its capitalization since that date. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, registration rights, right of first refusal or similar right. The authorized and outstanding capital stock of the Company conforms to the description thereof contained in the Registration Statement, the preliminary prospectus and the Prospectus (and such description correctly states, in all material respects, the substance of the provisions of the instruments defining the capital stock of the Company). Except as described in the Registration Statement, the preliminary prospectus and the Prospectus, there are no authorized or outstanding rights (including, without limitation, preemptive rights, co-sale rights, resale rights, rights of first refusal or similar rights), warrants or options to acquire, or instruments convertible into or exercisable or exchangeable for, any share of capital stock or other equity interest or ownership interest in the Company, the Unconsolidated Subsidiary or Atugen or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest or ownership interest in the Company, the Unconsolidated Subsidiary or Atugen or any such convertible or exercisable or exchangeable securities or instruments or any such rights, warrants or options, except for any such rights that have been effectively waived in writing so as not to be exercisable in connection with the registration, offer or sale of the Shares. The Shares to be issued pursuant to this Agreement will not be issued in violation of any preemptive right, co-sale right, resale right, right of first refusal or similar right. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the preliminary prospectus and the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights. The Shares have been duly authorized for issuance and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable, good title to the Shares will be transferred to the Underwriters free and clear of any Liens and the certificates representing the Shares will be in valid and sufficient form.

          (g) Other than the stockholder litigation described in the "Risk Factors" in the Registration Statement, there is (i) no action, suit or proceeding or, to the knowledge of the Company, no investigation, before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, pending or, to the knowledge of the Company, threatened or contemplated, as to which the Company, the Unconsolidated Subsidiary or Atugen is (or, to the extent threatened or contemplated, will be) a party or as to which the business, assets or property of the Company, the Unconsolidated Subsidiary or Atugen (or, to the extent threatened or contemplated, will be) subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, body or official, and (iii) no injunction, restraining order or order of any nature that has been issued by a federal or state court or foreign court of competent jurisdiction to which the Company, the Unconsolidated Subsidiary or Atugen is or will be subject or affecting the business, assets or property of the Company, the Unconsolidated Subsidiary or Atugen, that could reasonably be expected to (in the case of clauses (i), (ii) and (iii)), individually or in the aggregate, whether or not arising from transactions in the ordinary course of business, have a Material Adverse Effect, be required to be disclosed in the Registration Statement, the preliminary prospectus or the Prospectus or materially and adversely affect the ability of the Company to perform its obligations under this Agreement. There are no legal or administrative proceedings, Contracts (as defined below) or documents concerning the Company or the Unconsolidated Subsidiary of a character that would be required to be described in or filed as an exhibit to a registration statement on Form S-3 under the Act that are not described or filed, as required, in the Registration Statement, the preliminary prospectus and the Prospectus.

          (h) The financial statements of the Company, together with the related notes thereto, which are incorporated by reference into the Registration Statement, the preliminary prospectus and the Prospectus, present fairly the financial position and the results of operations, changes in stockholders' equity and changes in cash flows of the Company as of the respective dates and for the respective periods specified therein. All of such financial statements and related notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and comply as to form in all material respects with the applicable accounting requirements included in Regulation S-X under the Act. [The supporting schedules, the "Summary Financial Data", the "Selected Financial Data" and the tables included in the Registration Statement, the preliminary prospectus and the Prospectus fairly present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby and have been presented on a basis consistent with that of the audited financial statements therein. No other financial statements or supporting schedules are required by the Act or Regulation S-X to be included therein.]

          (i) Subsequent to the respective dates as of which information is given in the Registration Statement, the preliminary prospectus and the Prospectus, there has not been (i) any loss or adverse change, or any development which could reasonably be expected to result in a loss or adverse change, in or affecting the business, properties, management, assets, prospects, stockholders' equity, operations, condition (financial or other), or results of operations of the Company and its subsidiaries taken as a whole, (ii) any transaction entered into by the Company, Atugen or the Unconsolidated Subsidiary, except transactions in the ordinary course of business; (iii) any obligation, direct or contingent, incurred by the Company or the Unconsolidated Subsidiary which is material to the Company and the Unconsolidated Subsidiary taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement, the preliminary prospectus and the Prospectus, (iv) any change in the capital stock or outstanding indebtedness of the Company, or
(v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, which in any case described in clauses (i), (ii),
(iii), (iv) or (v) above, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

          (j) The Company and the Unconsolidated Subsidiary have good and marketable title to all properties and assets described in the Registration Statement, the preliminary prospectus and the Prospectus as being owned by them, free and clear of all Liens except Liens for taxes not yet due and payable. The Company and the Unconsolidated Subsidiary have valid and enforceable leases for the properties leased by them, the Company and the Unconsolidated Subsidiary enjoy peaceful and undisturbed possession under all such leases with such exceptions as do not materially interfere with the use thereof made by the Company and the Unconsolidated Subsidiary, and such leases conform in all material respects to the descriptions thereof, if any, set forth in the Registration Statement, the preliminary prospectus and the Prospectus. The Company and the Unconsolidated Subsidiary own, lease or otherwise have rights to use all properties and assets as are important to their respective operations as now conducted and as proposed to be conducted.

          (k) The Company and the Unconsolidated Subsidiary have all requisite corporate power and authority, and all licenses, certificates, approvals, consents, concessions, qualifications, orders, registrations, authorizations and permits from all federal, state, foreign and other governmental and regulatory agencies, bodies and authorities ("Permits") that are material to and necessary for the conduct of the business of the Company and the Unconsolidated Subsidiary as such business is currently conducted. The Company reasonably believes that it will be able to obtain Permits that are material to and necessary for the conduct of the business of the Company and the Unconsolidated Subsidiary as such business is proposed to be conducted as described in the Registration Statement, the preliminary prospectus and the Prospectus. All such Permits are valid and in full force and effect and there is no proceeding pending or, to the best knowledge of the Company, threatened, which could reasonably be expected to cause any such Permit to be withdrawn, canceled, suspended or not renewed. The Company and the Unconsolidated Subsidiary are not in violation of, or in default under, and have fulfilled and performed all their obligations with respect to, such Permits, except as would not have a Material Adverse Effect. No event has occurred which allows or would allow revocation or termination of any such Permit or result in any material impairment of the rights of the holder of any such Permit. The Contracts to which the Company or the Unconsolidated Subsidiary is a party are valid and binding agreements, enforceable against the Company and the Unconsolidated Subsidiary in accordance with their terms and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in breach or default under any of such Contracts, except in each case as would not have a Material Adverse Effect.

          (l) The Company and the Unconsolidated Subsidiary are not (i) in violation of their respective certificates of incorporation, as amended, or articles of organization, as amended, as the case may be, or bylaws, as amended or (ii) in breach of or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, franchise, joint venture, deed of trust, bond, note, lease, Permit or other agreement or instrument to which the Company or the Unconsolidated Subsidiary is a party or by which the Company or the Unconsolidated Subsidiary may be bound or to which any of the property or assets of the Company or the Unconsolidated Subsidiary is subject (each a "Contract"), or in violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency, body or authority, except in the case of this clause (ii) for such breaches, defaults or violations that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

          (m) The Company and the Unconsolidated Subsidiary own, possess, license or have rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, copyrights, manufacturing processes, formulae, computer software, databases, works of authorship, technology, trade secrets, know-how, and other unpatented and/or unpatentable proprietary or confidential information, collaborative research agreements, systems or procedures and material intangible property and assets (collectively, "Intellectual Property") necessary to the conduct of their business as currently conducted and as proposed to be conducted. The Company reasonably believes that the Company and the Unconsolidated Subsidiary will be able to own or possess adequate licenses or other rights to use all Intellectual Property necessary to the conduct of their business as proposed to be conducted as described in the Registration Statement. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use any of such Intellectual Property. The Registration Statement, the preliminary prospectus and the Prospectus fairly and accurately describe the Company's rights with respect to Intellectual Property. Neither the Company nor the Unconsolidated Subsidiary have received any notice of, and otherwise have no knowledge of, any infringement of or conflict with asserted rights or claims of others with respect to any Intellectual Property and the Company is unaware of any fact which could form a reasonable basis for any such claim.

          (n) Rights that any other party may have in the Company's patent rights will not have a Material Adverse Effect on the Company and the Unconsolidated Subsidiary taken as a whole or materially and adversely affect the ability of the Company to perform its obligations under this Agreement. There are no outstanding licenses or other agreements that relate to or restrict the Company's use of its patent rights in a manner that could reasonably be expected to have a Material Adverse Effect. None of the Company's patents has been or is now involved in any interference, reissue, reexamination or opposition proceeding in the United States Patent and Trademark Office. To the knowledge of the Company, there is no patent or patent application of any person that conflicts in any material respect with any patent of the Company or invalidates any claim the Company has in any patent or patent application. With regard to its patent rights, the Company has no knowledge of unpaid maintenance fees, patents that have lapsed, or abandonment of applications, and knows of no reason why any patent applications should not be allowed. Except as disclosed in the Prospectus, there are no claims, actions, or proceedings, pending or to the Company's best knowledge, threatened, challenging the validity of any of its claims in any of the Intellectual Property. To the knowledge of the Company, there is no prior art that may render any of its patent rights invalid or patent applications unpatentable.

          (o) The Software owned or purported to be owned by the Company or the Unconsolidated Subsidiary, was either (i) developed by employees of the Company or the Unconsolidated Subsidiary within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company or the Unconsolidated Subsidiary pursuant to written agreements; or
(iii) otherwise acquired by the Company or the Unconsolidated Subsidiary from a third party. The Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company except for such materials or development environments obtained by the Company or the Unconsolidated Subsidiary from other persons who make such materials or development environments generally available on non-discriminatory commercial terms. "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

          (p) The Company and the Unconsolidated Subsidiary have filed on a timely basis with the appropriate taxing authorities (or have received an extension for filing with respect to) all necessary federal, state and foreign income and franchise tax returns, reports and other information required to be filed by them. Each such tax return, report or other information was, when filed, accurate and complete in all material respects. The Company and the Unconsolidated Subsidiary have duly paid, or have made adequate charges, accruals and reserves in the financial statements for, all such taxes required to be paid by them and any other assessment, fine or penalty levied against them, for all periods as to which the tax liability of the Company or the Unconsolidated Subsidiary has not been finally determined. No tax deficiency has been or, to the best of the Company's knowledge, might be asserted or contemplated against the Company or the Unconsolidated Subsidiary.

          (q) The Company and the Unconsolidated Subsidiary are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their business including, but not limited to, policies covering real and personal property owned or leased by the Company and the Unconsolidated Subsidiary against theft, damage, destruction, acts of vandalism and earthquakes, general liability and directors and officers liability, all of which insurance is in full force and effect. The Company has no reason to believe that it or the Unconsolidated Subsidiary will not be able to (i) renew its existing insurance coverage as and when such policies expire or
(ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect on the Company and its subsidiaries taken as a whole or materially and adversely affect the ability of the Company to perform its obligations under this Agreement. Neither of the Company nor the Unconsolidated Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

          (r) Neither the Company nor the Unconsolidated Subsidiary is involved in any labor dispute, disturbance, lockout, slowdown or stoppage of employees, and, to the best knowledge of the Company, no such dispute or disturbance is threatened or imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or its collaborators that could reasonably be expected to result in a Material Adverse Effect on the Company and its subsidiaries taken as a whole or materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

          (s) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws (as defined below) on the business, operations and properties of the Company and the Unconsolidated Subsidiary, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any Permit, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that the Company and the Unconsolidated Subsidiary (i) are in compliance in all material respects with all applicable foreign, United States federal, state and local environmental laws, rules, regulations, treaties, statutes and codes relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all Permits required of them under applicable Environmental Laws to conduct their business as currently conducted, (iii) are in compliance in all material respects with all terms and conditions of any such Permit and (iv) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the knowledge of the Company, threatened, relating to the Environmental Laws or to the Company's or the Unconsolidated Subsidiary's activities involving Hazardous Materials. "Hazardous Materials" means any material or substance (i) that is prohibited or regulated by any Environmental Law or (ii) that has been designated or regulated by any governmental body or authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. Neither the Company nor the Unconsolidated Subsidiary has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          (t) Neither the Company nor the Unconsolidated Subsidiary has engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of the Company's or the Unconsolidated Subsidiary's properties or former properties, except in compliance in all material respects with all applicable Environmental Laws. No Hazardous Materials have been treated or disposed of on any of the Company's or the Unconsolidated Subsidiary's properties or on properties formerly owned or leased by the Company or the Unconsolidated Subsidiary during the time of such ownership or lease, except in compliance in all material respects with Environmental Laws.

          (u) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or the Unconsolidated Subsidiary, by any of their officers, directors, employees or agents or, to the best knowledge of the Company, by any other person in connection with any opportunity, Contract, Permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or the Unconsolidated Subsidiary, except for such payments or inducements as were lawful under applicable written laws, rules and regulations. Neither the Company nor the Unconsolidated Subsidiary, nor any director, officer, agent, employee or, to the knowledge of the Company, other person associated with or acting on behalf of the Company or the Unconsolidated Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or the Unconsolidated Subsidiary.

          (v) Neither the Company nor the Unconsolidated Subsidiary has any liability for any prohibited transaction (within the meaning of Section 4975(c) of the Internal Revenue Code of 1986, as amended (the "Code") or Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (or an accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA) or any complete or partial withdrawal liability (within the meaning of Section 4201 of ERISA), with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company and the Unconsolidated Subsidiary make or ever have made a contribution and in which any employee of the Company and Unconsolidated Subsidiary is or has ever been a participant. With respect to such plans, the Company and the Unconsolidated Subsidiary are in compliance in all material respects with all applicable provisions of ERISA.

          (w) The Company and the Unconsolidated Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are appropriately recorded to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) assets are properly accounted for and safeguarded against loss from unauthorized use. The Company has not received from its independent public accountants a letter describing or been informed by them of, a substantial or material deficiency in the Company's internal accounting controls in connection with their audit of the Company's financial statements incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus. (x) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or the Unconsolidated Subsidiary to or for the benefit of any of the officers or directors or stockholders of the Company or the Unconsolidated Subsidiary or any of the members of the families of any of them, except as disclosed in the Registration Statement, the preliminary prospectus and the Prospectus.

          (y) No consent, approval, registration, authorization, filing, qualification, Permit or order of or with any court or supervisory, regulatory, administrative or governmental agency, body or authority, arbitrator or others (including securityholders) is required in connection with the execution and delivery of this Agreement, the issuance, sale or delivery of the Shares to be issued, sold and delivered by the Company hereunder, or the consummation of any other of the transactions contemplated herein or the fulfillment of the terms hereof, except the registration under the Act of the Shares and such consents, approvals, registrations, authorizations, filings, qualifications, Permits or orders, as may be required under the state securities or "blue sky" laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") or as have been obtained and which are in full force and effect in connection with the offer, purchase and distribution by the Underwriters of the Shares.

          (z) The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Shares and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action. Neither the issuance, offer, sale or delivery of the Shares, the execution, delivery and performance by the Company of this Agreement nor the compliance by the Company with all the provisions hereof nor the consummation of the transactions contemplated hereby (i) conflicts with or will conflict with, or constitutes or will constitute a breach or violation of or a default under (or an event that, with notice or lapse of time or both, would constitute such a breach, violation or default), or results in or will result in the imposition of a Lien upon any property or assets of the Company or the Unconsolidated Subsidiary, under, any of the terms or provisions of the certificate of incorporation or by-laws or other organizational or constitutive documents of the Company or the Unconsolidated Subsidiary, nor (ii) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that with notice or the lapse of time or both would constitute a default) or the loss of any material benefit under, or the termination of, or results in or will result in the creation or imposition of any Lien upon any property or assets of the Company or the Unconsolidated Subsidiary pursuant to, any Contract, nor (iii) violates or conflicts with or will violate or conflict with any law, statute, rule or regulation applicable to the Company or the Unconsolidated Subsidiary or any judgment, decree or order applicable to the Company or the Unconsolidated Subsidiary of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company or the Unconsolidated Subsidiary or any of their respective properties or assets.

          (aa) The Company has full corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement and the transactions contemplated herein have been duly and validly authorized, executed and delivered by the Company and this Agreement constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except to the extent that the provisions of Section 6 hereof may be limited by applicable federal or state securities laws or unenforceable as against public policy.

          (bb) The Company has duly and validly authorized the issuance and sale of the Shares. The description of the Shares in the Registration Statement, the preliminary prospectus and the Prospectus is accurate in all material respects.

          (cc) The Company is not now, and as a result of the offer and sale of the Shares in the manner contemplated in this Agreement, the Registration Statement, the preliminary prospectus and the Prospectus and the application of the net proceeds of such sale as described in the section entitled "Use of Proceeds" of the Registration Statement, the preliminary prospectus and the Prospectus, will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number or type of holders of the Company's securities.

          (dd) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than the discount contemplated hereby.

          (ee) Neither the Company nor the Unconsolidated Subsidiary nor, to the Company's best knowledge, any of its or their officers, directors or affiliates (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Act) has taken or will take, directly or indirectly, any action designed to cause or to result in or that has constituted, or might reasonably be expected to cause or result in or constitute, under the Exchange Act, or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (ff) The Company has not distributed and will not distribute prior to the later of (A) the Additional Closing Date and (B) the completion of the distribution of the Shares by the Underwriters and dealers, any offering material (including, without limitation, content on its Website, if any, that may be deemed to be offering material) in connection with the offering and sale of the Shares other than the preliminary prospectus and the Prospectus.

          (gg) There are no holders of securities of the Company which by reason of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby, have the right to request or demand that the Company register under the Act any of their securities in connection with the Registration Statement, except for any such rights that have been effectively waived in writing so as not to be exercisable in connection with the registration, offer or sale of the Shares.

          (hh) There is no tax, duty, levy, impost, deduction, charge or withholding imposed by any political subdivision or taxing authority by virtue of the execution, delivery, performance or enforcement, or to ensure the legality, validity or admissibility into evidence, of this Agreement, and neither is it necessary that the Shares be submitted to, or filed or recorded with, any court or other authority to ensure such legality, validity, enforceability or admissibility into evidence. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

          (ii) All necessary actions, authorizations, conditions and things reasonably required to be taken, given, fulfilled and done by the Company and the Unconsolidated Subsidiary on or prior to the date of this Agreement, have been, or on the Closing Date or the Additional Closing Date, if any, will have been taken, given, fulfilled and done in connection with (i) the issue of the Prospectus, (ii) the execution and delivery of this Agreement, (iii) the execution, delivery and issuance of the Shares, (iv) the compliance with all provisions of this Agreement to be performed or complied with by such date, and
(v) the right of any holders of securities of the Company to request or demand that the Company register under the Act any of their securities in connection with the Registration Statement.

          (jj) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

          (kk) The Company has timely and properly filed with the Commission all reports and other documents required to have been filed by it with the Commission pursuant to the Act, the Regulations, the Exchange Act and the rules and regulations. True and complete copies of all such reports and other documents have been delivered to you or your counsel.

          (ll) Except as described in the Registration Statement, the preliminary prospectus and the Prospectus, and except in connection with exercises of outstanding options and warrants, the Company has not sold or issued any shares of capital stock within the six month period preceding the date of the Prospectus, all of which sales and issuances were made in compliance with the Act and the Regulations.

          (mm) Since its inception, the Company has not incurred any material liability arising under or as a result of the application of the provisions of the Act.

          (nn) The Company meets the requirements for use of Form S-3 under the Regulations.

     Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

     2. PURCHASE AND SALE.

          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Initial Shares set forth opposite such Underwriter's name in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Initial Shares pursuant to delayed delivery arrangements, the respective amounts of Initial Shares to be purchased by the Underwriters shall be set forth in Schedule II hereto, less the respective amounts of Contract Securities determined as provided below. Shares to be purchased by the Underwriters are herein sometimes called the "Underwriters' Securities" and Shares to be purchased pursuant to Delayed Delivery Contracts as hereinafter provided are herein called "Contract Securities."

          If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Initial Shares from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts"), substantially in the form of Schedule III hereto but with such changes therein as the Company may authorize or approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the account of the Underwriters, on the Closing Date, the purchase price set forth on Schedule I hereto, of the Initial Shares for which Delayed Delivery Contracts are made. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Company will make Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Company but, except as the Company may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum amount of Initial Shares set forth in Schedule I hereto and the aggregate amount of Contract Securities may not exceed the maximum aggregate amount set forth in Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts. The amount of Initial Shares to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total amount of Contract Securities as the amount of Initial Shares set forth opposite the name of such Underwriter bears to the aggregate amount set forth in Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Company in writing; provided, however, that the total amount of Initial Shares to be purchased by all Underwriters shall be the aggregate amount set forth in Schedule II hereto, less the aggregate amount of Contract Securities.

          (b) The initial public offering price and the purchase price of the Initial Shares shall be set forth in a separate written instrument (the "Pricing Agreement") signed by the Representatives and the Company, the form of which is attached hereto as Schedule IV. From and after the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to include the Pricing Agreement. The purchase price per share to be paid by the several Underwriters for the Initial Shares shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement among the Representatives and the Company.

          (c) In addition, on the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company grants an option to the Underwriters, severally and not jointly, to purchase up to an additional _______ Option Shares at the same price per share determined as provided above for the Initial Shares. The option hereby granted will expire 30 days after the date of the Pricing Agreement, and may be exercised, in whole or in part (but not more than once), only for the purpose of covering over-allotments upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of Delivery (the "Date of Delivery") shall be determined by the Representatives but shall not be later than seven full business days after the exercise of such option and not in any event prior to the Closing Date (as defined below). If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriters severally and not jointly, in proportion to, as nearly as practicable, their respective Initial Shares underwriting obligations as set forth on Schedule II.

     3. DELIVERY AND PAYMENT. Delivery of and payment for the Initial Shares shall be made on the date and at the time specified in the Pricing Agreement, which date and time may be postponed by agreement between the Representatives and the Company (such date and time of delivery and payment for the Initial Shares being herein called the "Closing Date"). Delivery of the Initial Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in
Schedule I hereto. Unless otherwise agreed, certificates for the Initial Shares shall be in the form set forth in Schedule I hereto, and such certificates may be deposited with The Depository Trust Company ("DTC") or a custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.

          In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, delivery and payment for the Option Shares shall be made at the office specified for delivery of the Initial Shares in the Pricing Agreement, or at such other place as the Company and the Representatives shall determine, on the Date of Delivery as specified in the notice from the Representatives to the Company. Delivery of the Option Shares shall be made to the Representatives against payment by the Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company in the manner set forth in Schedule I hereto. Unless otherwise agreed, certificates for the Option Shares shall be in the form set forth in Schedule I hereto, and such certificates shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Date of Delivery.

     4. AGREEMENTS. The Company agrees with the several Underwriters that:

          (a) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Preliminary prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424 or Rule 434 via the EDGAR. The Company will advise the Representatives promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424 or Rule 434, (ii) when any amendment to the Registration Statement relating to the Shares shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

          (c) The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations under the Act) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

          (e) The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Shares and will arrange for the determination of the legality of the Shares for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process of any jurisdiction where it is not now so subject.

          (f) Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement filed under the Act; provided, however, the Company may, at any time, offer or sell or announce the offering of any securities (A) covered by a registration statement on Form S-8 or (B) covered by a registration statement on Form S-3 and pursuant to which the Company issues securities for its dividend reinvestment plan.

     5. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwriters' Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or mailed for filing with the Commission within the time period prescribed by the Commission.

          (b) The Company shall have furnished to the Representatives the opinion of [Stroock & Stroock & Lavan LLP], counsel for the Company, dated the Closing Date, to the effect of paragraphs (i) through (xii) below:

               (i) the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Final Prospectus;

               (ii) the Company and the Unconsolidated Subsidiary is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that the Company and the Unconsolidated Subsidiary, as the case may be, is required to be so qualified or licensed;

               (iii) all the outstanding shares of capital stock of the Unconsolidated Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable;

               (iv) the Shares conform in all material respects to the description thereof contained in the Final Prospectus;

               (v) if the Shares are to be listed on the Nasdaq National Market, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the Securities with Nasdaq National Market and such counsel received no information stating that the Initial Shares will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution;

               (vi) such counsel is without knowledge that (1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required;

               (vii) the Registration Statement has become effective under the Act; such counsel is without knowledge that any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

               (viii) this Agreement, the Pricing Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and each constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws;

               (ix) no consent, approval, authorization or order of any court or governmental agency or body is required on behalf of the Company for the consummation of the transactions contemplated herein or in any Delayed Delivery Contracts, except such as have been obtained under the Act and such as may be required under the blue sky or insurance laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

               (x) neither the issue and sale of the Shares, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of any Delayed Delivery Contracts will conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Company or the Unconsolidated Subsidiary (1) the terms of any material indenture or other agreement or instrument known to such counsel and to which the Company or the Unconsolidated Subsidiary is a party or bound, or (2) any order or regulation known to such counsel to be applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Unconsolidated Subsidiary;

               (xi) such counsel is without knowledge of rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company's intention to file the Registration Statement; and

               (xii) the Initial Shares, any Option Shares as to which the option granted in Section 2 has been exercised and the Date of Delivery determined by the Representatives to be the same as the Closing Date, have been duly authorized and, when paid for as contemplated herein, will be duly issued, fully paid and nonassessable.

     In rendering such opinion, but without opining in connection therewith, such counsel shall also state that, although it has not independently verified, is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, it has no reason to believe that the Registration Statement or any amendment thereof at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, or the General Corporate Law of Delaware to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

          (c) The Representatives shall have received from ________________________, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Initial Shares, any Delayed Delivery Contracts, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and Chief Executive Officer or a Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and that to the best of their knowledge:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened; and

               (iii) since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

          (e) At the Closing Date, Ernst & Young LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, stating in effect that:

               (i) They are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder.

               (ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the regulations thereunder with respect to registration statements on Form S-3 and the Exchange Act and the regulations thereunder.

               (iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                    (a) Reading the minutes of the meetings of the shareholders, the board of directors, executive committee and audit committee of the Company and the boards of directors and executive committees of its subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

                    (b) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Final Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Final Prospectus to the date of the latest available interim financial data; and

                    (c) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below; nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                         (1) the unaudited interim financial statements,
included or incorporated by reference in the Registration Statement and Final Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder;

                         (2) any material modifications should be made to the
unaudited interim financial statements, included or incorporated by reference in the Registration Statement and Final Prospectus, for them to be in conformity with generally accepted accounting principles;

                         (3) (i) at the date of the latest available interim
financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders' equity of the Company as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders' equity of the Company, except in all instances for changes or decreases which the Registration Statement and Final Prospectus discloses have occurred or may occur, or Ernst & Young LLP shall state any specific changes or decreases.

               (iv) The letter shall also state that Ernst & Young LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Final Prospectus and which are specified by the Representatives and agreed to by Ernst & Young LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

     In addition, at the time this Agreement is executed, Ernst & Young LLP shall have furnished to the Representatives a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Representatives, to the effect set forth in this paragraph (e) and in Schedule I hereto.

          (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement and the Final Prospectus.

          (g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (h) The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company.

     If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     6. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the copying of this Agreement and the Pricing Agreement,
(iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including capital duties, stamp duties and stock transfer taxes, if any, payable upon issuance of any of the Shares, the sale of the Shares to the Underwriters and the fees and expenses of the transfer agent for the Shares, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Shares under state securities laws in accordance with the provisions of Section 4(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectuses and any amendments or supplements thereto,
(vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, and (viii) the fee of the National Association of Securities Dealers, Inc. and, if applicable, the Nasdaq National Market.

     If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

     7. CONDITIONS TO PURCHASE OF OPTION SHARES. In the event the Underwriters exercise the option granted in Section 2(c) hereof to purchase all or any portion of the Option Shares and the Date of Delivery determined by the Representatives pursuant to Section 2 is later than the Closing Date, the obligations of the several Underwriters to purchase and pay for the Option Shares that they shall have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any required filing of the Final Prospectus pursuant to Rule 424(b) or Rule 434 under the Act shall have been made within the proper time period.

          (b) At the Date of Delivery, the Representatives shall have received, each dated the Date of Delivery and relating to the Option Shares:

               (i) the favorable opinion of Stroock & Stroock & Lavan LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 5(b);

               (ii) the favorable opinion of _______________________, counsel for the Underwriters, to the same effect as the opinion required by Section 5(c);

               (iii) a certificate, of President and Chief Executive Officer or Senior Vice President of the Company and of the principal financial or accounting officer of the Company with respect to the matters set forth in
Section 5(d);

               (iv) a letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(e) except that the "specified date" in the letter furnished pursuant to this Section 7(b)(iv) shall be a date not more than five days prior to the Date of Delivery;

               (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (b)(v) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement and the Final Prospectus; and

               (vi) such other information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Date of Delivery by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof and (ii) such indemnity with respect to the Preliminary prospectus or any Preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Preliminary prospectus or any Preliminary prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the language on the cover page required by Item 509 of Regulation S-K and under the heading "Underwriting" or "Plan of Distribution" in any Preliminary prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subparagraph
(a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or
(iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on the grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities specified in Schedule I hereto and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph
(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

     9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule II hereto bear to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in
Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

     10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if prior to such time (i) trading in securities generally on the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such exchange or (ii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares.

     11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Section 6 and 8 hereof and this Section 11 shall survive the termination or cancellation of this Agreement.

     12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto, with a copy to: [Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attn: James R. Tanenbaum, Esq.]; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Ribozyme Pharmaceuticals, Inc., 2950 Wilderness Place, Boulder, Colorado 80301.

     13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                       Very truly yours,

                                       RIBOZYME PHARMACEUTICALS, INC.


                                       By: _________________________________
                                             Name:
                                             Title:


The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.


By:  [Name of Representatives]

By:  _____________________________
      Name:
      Title:


For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

                                   SCHEDULE I


Underwriting Agreement dated ___________, ____

Registration Statement No. 333-

Representatives:

Address of Representatives:

Title, Purchase Price and Description of Securities:

         Title:

     Purchase price (include type of funds, if applicable): ____________ in federal (same day) funds or wire transfer to an account previously designated to the Representatives by the Company, or if agreed to by the Representatives and the Company, by certified or official bank check or checks.

     Other provisions:

Closing Date, Time and Location:  ____________________

Delayed Delivery Arrangements:

     Fee: ___________________

     Minimum amount of each contract: ________________

     Maximum aggregate amount of all contracts: ________________

Additional items to be covered by the letter from Ernst & Young LLP delivered pursuant to Section 5(e) at the time this Agreement is executed: _____________________________

                                   SCHEDULE II


Underwriters:

Principal Amount of Initial Shares to be Purchased:

                                  SCHEDULE III

                            Delayed Delivery Contract

[Date]

[Insert name and address
 of lead Representative]

Dear Sirs:

     The undersigned hereby agrees to purchase from Ribozyme Pharmaceuticals, Inc. (the "Company"), and the Company agrees to sell to the undersigned, on , , (the "Delivery Date"), shares of the Company's Common Stock (the "Shares") offered by the Company's Final Prospectus dated , , receipt of a copy of which is hereby acknowledged, at a purchase price of % of the principal amount thereof, plus accrued interest, if any, thereon from , , to the date of payment and delivery, and on the further terms and conditions set forth in this contract.

     Payment for the Shares to be purchased by the undersigned shall be made on or before 11:00 A.M. on the Delivery Date to or upon the order of the Company in New York Clearing House (next day) funds, at your office or at such other place as shall be agreed between the Company and the undersigned upon delivery to the undersigned of the Shares in definitive fully registered form and in such authorized denominations and registered in such names as the undersigned may request by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date. If no request is received, the Shares will be registered in the name of the undersigned and issued in a denomination equal to the aggregate amount of Shares to be purchased by the undersigned on the Delivery Date.

     The obligation of the undersigned to take delivery of and make payment for Shares on the Delivery Date, and the obligation of the Company to sell and deliver Shares on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that
(1) the purchase of Shares to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject, and (2) the Company, on or before the Delivery Date, shall have sold to certain underwriters (the "Underwriters") such amount of the Shares as is to be sold to them pursuant to the Underwriting Agreement referred to in the Final Prospectus mentioned above. Promptly after completion of such sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Shares, and the obligation of the Company to cause the Shares to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Shares pursuant to other contracts similar to this contract.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that acceptance of this contract and other similar contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on the first come, first served basis. If this contract is acceptable to the Company, it is required that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

     This agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.


                                          Very truly yours,

                                         ___________________________________
                                          (Name of Purchaser)

                                          By: ______________________________
                                             (Signature and Title of Officer)


                                          __________________________________
                                                (Address)


Accepted:

RIBOZYME PHARMACEUTICALS, INC.



By: ________________________________
      (Authorized Signature)

                                   SCHEDULE IV


                                __________ Shares


                         RIBOZYME PHARMACEUTICALS, INC.
                            (a Delaware corporation)
                                  Common Stock

                                PRICING AGREEMENT


[Date]


as Representative of the several Underwriters



Dear Sirs:

     Reference is made to the Underwriting Agreement, dated _____________ __, ___ (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule I thereto, for whom you are acting as representatives (the "Representatives"), of the above shares of Common Stock (the "Initial Shares"), of Ribozyme Pharmaceuticals, Inc. (the "Company").

     We confirm that the Closing Time (as defined in Section 2 of the Underwriting Agreement) shall be at 9:30 A.M., New York City time, on __________ __, 2001 at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane LLP, New York, New York 10038.

     Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with each Underwriter as follows:

     1. The initial public offering price per share for the Initial Shares, determined as provided in said Section 2, shall be $__.__.

     2. The purchase price per share for the Initial Shares to be paid by the several Underwriters shall be $__.__, being an amount equal to the initial public offering price set forth above less $_.__ per share.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.


                                           Very truly yours,

                                           RIBOZYME PHARMACEUTICALS, INC.


                                           By: _________________________
                                                 Name:
                                                 Title:


CONFIRMED AND ACCEPTED:
As of the date first above written:


By:


By: _______________________________
      Name:
      Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A